UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2007

RECLAMATION CONSULTING AND APPLICATIONS, INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-26017	58-2222646
(Commission File Number)	(IRS Employer Identification No.)

940 Calle Amanecer, Suite E
San Clemente, California 92673
Telephone: (949) 542-7440

(Address and telephone number of principal executive offices and place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Reclamation Consulting and Applications, Inc. (“we”, “us” or the “Company”) files this report on Form 8-K to report the following:

Item 1.01  Entry into a Material Definitive Agreement

On February 1, 2007, we entered into a Securities Repurchase Agreement (the “Agreement”) to repurchase secured convertible notes with an aggregate principal amount of $2,000,000 (the “Convertible Notes”) and warrants to purchase 8,000,000 shares of the Company’s common stock (the “Warrants”) from four investors, AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the “Investors”).

Under the terms of the Agreement, we have until March 30, 2007 to repurchase the Convertible Notes by paying the Investors a purchase price consisting of (i) cash equal to the outstanding balance of accrued principal and interest due under the Convertible Notes plus a 30% prepayment penalty, and (ii) 3,250,000 restricted shares of our common stock. Should we repurchase the Convertible Notes on the last possible day under the Agreement, March 30, 2007, the aggregate cash portion of the purchase price will be $1,047,203. Additionally, if we have not repurchased the Convertible Notes by February 28, 2007, on that date we will be required to make routine monthly payments pursuant to the Convertible Notes in the aggregate amount of $63,118.01.

The Agreement further provides that we have until April 30, 2007 to repurchase the Warrants for an aggregate cash purchase price of $258,338.

Valued at $0.10 per share, the closing sale price of our shares on the OTC Bulletin Board on February 1, 2007, the 3,250,000 shares to be issued to the Investors under the Agreement have a value of $325,000. The shares will bear a legend stating that the shares are “restricted securities” pursuant to Rule 144; and are entitled to “piggyback registration rights” requiring us to register the shares for sale on the next qualifying registration statement that we may file with the Securities and Exchange Commission. All four Investors have represented that they are accredited investors, and we believe the issuance of the shares to the Investors is exempt from registration pursuant to Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

Under the terms of the Agreement, as long as we make all payments required by the Agreement and do not otherwise breach the Agreement, the Investors shall have no further rights under the agreements and other documents we entered into with the Investors on June 23, 2005 (the “Initial Purchase Documents”), pursuant to which the Investors purchased the Convertible Notes and Warrants. If we should fail to repurchase the Convertible Notes by March 30, 2007, the Agreement shall become null and void and the Initial Purchase Documents shall remain in effect. If we repurchase the Convertible Notes but do not repurchase the Warrants, the provisions of the Agreement relating to the repurchase of the Warrants shall be null and void and the Initial Purchase Documents will continue in full force and effect.

We currently do not have the funds necessary to repurchase the Notes and Warrants and plan to raise these funds though the private placement of debt or equity. However, we can offer no assurance that we will be able to raise all or any portion of the funds necessary to repurchase the Notes and Warrants on terms favorable to the Company or at all.

In the event we successfully complete the repurchase of the Convertible Notes and Warrants, we plan to cancel them on receipt.

A copy of the Securities Repurchase Agreement is attached as Exhibit 10.34 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Our discussion under Item 1.01 of this Current Report is hereby incorporated by this reference.

Item 3.02 Unregistered Sales of Equity Securities

Our discussion under Item 1.01 of this Current Report is hereby incorporated by this reference.

Item 7.01 Regulation FD Disclosure.

On February 2, 2006, we issued a press release announcing our entry into the Securities Repurchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.34
Securities Purchase Agreement, dated as of February 1, 2007, by and between Reclamation Consulting and Applications, Inc. and AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC.

99.1	Press Release dated February 2, 2007

SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reclamation Consulting and Applications, Inc.

By: /s/ Gordon Davies
Gordon Davies, President

Dated: February 2, 2007